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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) September 5, 2003

                             TELENETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

         CALIFORNIA                  0-16580                     33-0061894
         ----------                  -------                     ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

       25111 ARCTIC OCEAN DRIVE, LAKE FOREST, CALIFORNIA 92630
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code        (949) 455-4000

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Telenetics Corporation (the "Company") is preparing to hold its 2003 annual meeting of stockholders at 10:00 a.m. on November 7, 2003 at the Company's headquarters located at 25111 Arctic Ocean Drive, Lake Forest, California 92630. All holders of record of Telenetics common stock outstanding as of the close of business on September 19, 2003 will be entitled to vote at the annual meeting.

The proxy statement that the Company circulated to stockholders in connection with the Company's 2002 annual meeting disclosed deadlines for submission of stockholder proposals to be presented at the Company's 2003 annual meeting. Because the Company's board of directors has scheduled the Company's 2003 annual meeting for a date in 2003 that is more than thirty calendar days after the date in 2002 on which the Company held its 2002 annual meeting, the Company has extended the stockholder proposal deadlines.

Proposals by stockholders that are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's 2003 annual meeting must be delivered to the Company's chief financial officer at the Company's headquarters by September 26, 2003 in order to be considered for inclusion in the Company's proxy materials. Those proposals may be included in the Company's proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, the Company's headquarters not later than September 26, 2003. If a stockholder fails to notify the Company of any such proposal prior to that date, the Company's management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company's proxy statement.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2003               TELENETICS CORPORATION

                                     By: /s/ DAVID L. STONE
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                                         David L. Stone, President and Chief
                                           Financial Officer